W. H. REAVES & CO., INC.
                            ------------------------


                                 CODE OF ETHICS


All employees of our firm must at all times:

1. PLACE THE INTERESTS OF OUR CLIENTS FIRST. The employees of W. H. Reaves & Co., Inc. must scrupulously avoid serving their own personal interests ahead of the interests of our clients. Employees may not induce or cause a client to take action, or not to take action, for personal benefit, rather than for the benefit of the client.

2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITION. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with W. H. Reaves & Co., Inc. or their clients could call into question the exercise of an Employees independent judgment. Employees may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions.

3. CONDUCT ALL "PERSONAL" OR "RELATED" ACCOUNT SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE AND OUR EMPLOYEE TRADING RULES.


4. All research personnel are subject to the additional standards as stated in the attached excerpt from the AIMR Directory.

                             EMPLOYEE TRADING RULES

A. PRELIMINARY

     Our firm's reputation can only be maintained if every employee observes the highest standards of ethical conduct. Complying with the firm's rules on employee trading activities is an essential part of good business conduct. It is important to avoid any dealings which could give rise to criticism harmful to the firm's reputation. The following Employee Trading Rules are designed for that purpose. They may be added to or revised at any time, in which case you will receive notice of any such change before its effective date.

     Full compliance with the firm's policies and procedures and all applicable federal and state laws and self-regulatory organization requirements is of fundamental importance and is dealt with throughout our Compliance Manual. In addition to the Employee Trading Rules discussed in this section, particular attention is directed to the sections on Controlling Inside Information.

B. DISPENSATION

     No rules can anticipate satisfactorily all circumstances; thus, a dispensation from any particular requirement of the firm's rules can be sought by any employee, whether generally or for a particular transaction or circumstance. Request for any such dispensation should be directed to the Compliance Department.

C. PERSONAL AND RELATED ACCOUNTS

     The Employee Trading Rules apply to all securities and commodities transactions by or for an employee's "Personal Account" or "Related Account". These terms are defined as follows:

     "PERSONAL ACCOUNTS" include without limitation, securities or commodities accounts carried by a broker-dealer or other financial institution including, but not limited to, a domestic or foreign broker-dealer, an investment adviser or a bank; limited or general partnership interests in investment partnerships; direct and indirect participation in joint accounts; and legal interest in trust accounts.

     "RELATED ACCOUNTS" are any accounts, other than a personal account, in which an employee has an interest or has the power, directly or indirectly, to make investment decisions. They include, but are not limited to, "family member" accounts, which include accounts of an employee's spouse, children of employees and the children's spouses, provided that they reside in the same household with, or are financially dependent upon the employee, any other related individual over whose account the employee has control, and any other individual over whose account the employee has control and to whose financial support the employee materially contributes.

D. GENERAL CONSTRAINTS ON TRADING

     1. TRADING ON INSIDE INFORMATION

          Firm employees are prohibited under all circumstances from using inside information to trade for their personal accounts or any related accounts, the firm's proprietary account, or the account of a customer or any other person, whatsoever.

     2. FIRM TRADING RESTRICTIONS

          The firm reserves the right, without prior notice, to prohibit or restrict trading in any particular security or type of security and related financial instruments without being required to give any reason for so doing.

A. OPENING TRADING ACCOUNTS

     1. Generally, all personal and related accounts shall be maintained at this firm.

     2. Upon approval from the Compliance Department an employee may establish or maintain a brokerage account with another broker-dealer or other financial institution.

     Applicable rules, including NYSE Rule 407, and firm policy require all employees to obtain the written consent of this firm prior to opening a securities or commodities account or placing an initial order with another broker-dealer or other financial institution (executing broker) and to notify the executing broker of the employment relationship that exists with this firm. In connection with the prior approval requirement, employees must arrange for duplicate confirmations and monthly statements to be sent to this firm's Compliance Department. These requirements apply to both personal accounts and related accounts.

A. TIME AND PRICE PREFERENCE: PRIORITY OF A TRADE

     It is firm policy that client accounts receive preferential treatment over employee's personal and related accounts with respect to both time and price.
Generally, this policy is applicable in situations where trades in the same security in client and personal or related accounts are executed at or around the same time. Any questions concerning the propriety of a trade should be referred to the Compliance Department.

B. PURCHASES OR SALES BY OTC TRADERS OF SECURITIES IN WHICH THE FIRM IS A REGISTERED MARKET MAKER

     An employee who is a trader in a stock in which the firm is a market maker (OTC trader) may not purchase or sell, for his or her personal account or for any related account, any security in which he or she makes a market or any related financial instrument (e.g., options).

C. TRADE EXECUTION

     1) Trades for all personal and related accounts will be approved on a trade by trade basis PRIOR to the order being placed.

     2) Persons authorized to approve such trades are Head Trader, Acting Head Trader, Compliance Officer.

     3) For trades involving advisory account positions, factors considered for approval include, but are not limited to:

     Advisory accounts: current position, desired position - short term and long term; orders obtained and planned.

     Market conditions for specific stock, in general.

     Capitalization of specific stock.

     4) Generally, if approved, and we are trading for advisory accounts that day, upon the close of the market, trading room personnel will compare personal or related account execution to advisory account execution. If the personal or related account did NOT receive a better price relative to the advisory accounts average price the actual trade executed will be processed. However, if the personal or related account did receive a better execution that trade will be combined with the total executed for advisory accounts. The average price will be recalculated and the personal or related account will be allocated the number of shares executed for it at the REVISED average price.

     5) With respect to portfolio managers and research analysts, same direction transactions for their personal or related accounts (within his or her sector of responsibility) within seven calendar days of the establishment or liquidation of a position in the same security (or equivalent security) by an advisory account is PROHIBITED.

     6) SHORT-TERM TRADING (holding period of <60 days)

          a. All short-term trades for all personal or related accounts, will be reviewed by the Compliance Officer in light of, but not limited to, the following factors:

               i. Investment advisory accounts, Strong American Utilities Fund and the individuals position immediately prior and subsequent to such trade

               ii. Investment advisory account and Strong American Utilities Fund activity effected during the period in which the Short-Term trade was effected.

          a. Any Short-Term trade, as determined by the Compliance Officer, which appears to be the result of an employee or related account benefiting from circumstances described above will result in the following action:

               i. The closing transaction of the Short-Term trade being cancelled and effected through the Short-Term Error Account no later than T + 2. The trade will be covered in the Short-Term Error Account as soon as possible. At the end of each fiscal year any net gain realized in this account, if any, will be donated to a charity. The selection process of such charity will be determined by early next year.

                                      -or-

               ii. Both sides of the Short-Term trade will be cancelled from the employee or related account and effected through the Short-Term Error Account.

         7) Based on the facts and circumstances of any particular personal or related account trade Section 4 (above) may not be applicable. An example of such circumstances would be the unusual and chaotic market conditions during the market breaks of October 1987 and October 1989.

STANDARDS OF PRACTICE                             AIMR SETTING A HIGHER STANDARD

THE STANDARDS OF PROFESSIONAL CONDUCT

All members of the Association for Investment Management and Research and the holders of and candidates for the Chartered Financial Analyst designation are obligated to conduct their activities in accordance with the following Code of Ethics. Disciplinary sanctions may be imposed for violations of the Code and Standards.

o        FUNDAMENTAL RESPONSIBILITIES

o        RELATIONSHIPS WITH AND RESPONSIBILITIES TO A PROFESSION

o        RELATIONSHIPS WITH AND RESPONSIBILITIES TO AN EMPLOYER

o        RELATIONSHIPS WITH AND RESPONSIBILITIES TO CLIENTS AND PROSPECTS

o        RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE PUBLIC

o        STANDARDS OF PRACTICE HANDBOOK

STANDARD I: FUNDAMENTAL RESPONSIBILITIES

Members shall:

A. Maintain knowledge of and comply with all applicable laws, rules, and regulations (including AIMR's Code of Ethics and Standards of Professional Conduct) or any government, governmental agency, regulatory organization, licensing agency, or professional association governing the members' professional activities.

B. Not knowingly participate in or assist any violation of such laws, rules, or regulations.

STANDARD II: RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE PROFESSION

A. USE OF PROFESSIONAL DESIGNATION.

     1. AIMR members may reference their membership only in a dignified and judicious manner. The user of the reference may be accompanied by an accurate explanation of the requirements that have been met to obtain membership in these organizations.

     2. Those who have earned the right to use the Chartered Financial Analyst designation may use the marks "Chartered Financial Analyst" or "CFA" and are encouraged to do so, but only in a proper, dignified, and judicious manner. The use of the designation may be accompanied by an accurate explanation of the requirements that have been met to obtain the right to use the designation.

     3. Candidates in the CFA Program, as defined in the AIMR Bylaws, may reference their participation in the CFA Program, but the reference must clearly state that an individual is a candidate in the CFA Program and cannot imply that the candidate has achieved any type of partial designation.

A. PROFESSIONAL MISCONDUCT.

     1. Members shall not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, truthworthiness, or professional competence.

     2. Members and candidates shall not engage in any conduct or commit any act that compromises the integrity of the CFA designation or the integrity or validity of the examinations leading to the award of the right to use the CFA designation.

A. PROHIBITION AGAINST PLAGIARISM.

Members shall not copy or use, in substantially the same form as the original, material prepared by another without acknowledging and identifying the name of the author, publisher, or source of such material. Members may use, without acknowledgment, factual information published by recognized financial and statistical reporting services or similar sources.

STANDARD III. RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE EMPLOYER

A. OBLIGATION TO INFORM EMPLOYER OF CODE AND STANDARDS. Members shall:

     1. Inform their employer in writing, through their direct supervisor, that they are obligated to comply with the Code and Standards and are subject to disciplinary sanctions for violations thereof.

     2. Deliver a copy of the Code and Standards to their employer if the employer does not have a copy.

A. DUTY TO EMPLOYER. Members shall not undertake any independent practice that could result in compensation or other benefit in competition with their employer unless they obtain written consent from both their employer and the persons or entities for whom they undertake independent practice.

B. DISCLOSURE OF CONFLICTS TO EMPLOYER. Members shall:

     1. Disclose to their employer all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to interfere with their duty to their employer or ability to make unbiased and objective recommendations.

     2. Comply with any prohibitions on activities imposed by their employer if a conflict of interest exists.

     A. DISCLOSURE OF ADDITIONAL COMPENSATION ARRANGEMENTS. Members shall disclose to their employer in writing all monetary compensation or other benefits that they receive for their services that are in addition to compensation or benefits conferred by a member's employer.

     B. RESPONSIBILITIES OF SUPERVISORS. Members with supervisory responsibility, authority, or the ability to influence the conduct of others shall exercise reasonable supervision over those subject to their supervision or authority to prevent any violation of applicable statutes, regulations, or provisions of the Code and Standards. In so doing, members are entitled to rely on reasonable procedures to detect and prevent such violations.

STANDARDS IV: RELATIONSHIPS WITH AND RESPONSIBILITIES TO CLIENTS AND PROSPECTS.

     A.   INVESTMENT PROCESS.

     A.1  REASONABLE BASIS AND REPRESENTATIONS. Members shall:

          a.   Exercise   diligence  and   thoroughness  in  making   investment
               recommendations or in taking investment actions.

          b. Have a reasonable and adequate basis, supported by appropriate research and investigation, for such recommendations or actions.

          c.   Make  reasonable  and  diligent  efforts  to avoid  any  material
               misrepresentation   in  any   research   report   or   investment
               recommendation.

          d. Maintain appropriate records to support the reasonableness of such recommendations or actions.

     A.2  RESEARCH REPORTS. Members shall:

          a. Use reasonable judgment regarding the inclusion or exclusion of relevant factors in research reports.

          b.   Distinguish between facts and opinions in research reports.

          c. Indicate the basic characteristics of the investment involved when preparing for public distribution a research report that is not directly related to a specific portfolio or client.

     A.3 INDEPENDENCE AND OBJECTIVITY. Members shall use reasonable care and judgment to achieve and maintain independence and objectivity in making investment recommendations or taking investment action.

A. INTERACTIONS WITH CLIENTS AND PROSPECTS.

     B.1 FIDUCIARY DUTIES. In relationships with clients, members shall use particular care in determining applicable fiduciary duty and shall comply with such duty as to those persons and interests to whom the duty is owed. Members must act for the benefit of their clients and place their clients' interests before their own.

     B.2  PORTFOLIO INVESTMENT RECOMMENDATIONS AND ACTIONS. Members shall:

          a. Make a reasonable inquiry into a client's financial situation, investment experience, and investment objectives prior to making any investment recommendations and shall update this information as necessary, but no less frequently than annually, to allow the members to adjust their investment recommendations to reflect changed circumstances.

          b. Consider the appropriateness and suitability of investment recommendations or actions for each portfolio or client. In determining appropriateness and suitability, members shall consider applicable relevant factors, including the needs and circumstances of the portfolio or client, the basic characteristics of the investment involved, and the basic characteristics of the total portfolio. Members shall not make a recommendation unless they reasonably determine that the recommendation is suitable to the client's financial situation, investment experience, and investment objectives.

          c. Distinguish between facts and opinions in the presentation of investment recommendations.

          d. Disclose to clients and prospects the basic format and general principles of the investment processes by which securities are selected and portfolios are constructed and shall promptly disclose to clients and prospects any changes that might significantly affect those processes.

     B.3 FAIR DEALING. Members shall deal fairly and objectively with all clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

     B.4 PRIORITY OF TRANSACTIONS. Transactions for clients and employers shall have priority over transactions in securities or other investments of which a member is the beneficial owner so that such personal transactions do not operate adversely to their clients' or employer's interests. If members make a recommendation regarding the purchase or sale of a security or other investment, they shall give their clients and employer adequate opportunity to act on their recommendations before acting on their own behalf. For purposes of the Code and Standards, a member is a "beneficial owner" if the member has

          a.   a direct or indirect pecuniary interest in the securities;

          b. the power to vote or direct the voting of the shares of the securities or investments;

          c. the power to dispose or direct the disposition of the security or investment.

     B.5 PRESERVATION OF CONFIDENTIALITY. Members shall preserve the confidentiality of information communicated by clients, prospects, or employers concerning matters within the scope of the client-member, prospect-member, or employer-member relationship unless a member receives information concerning illegal activities on the part of the client, prospect, or employer.

     B.6 PROHIBITION AGAINST MISREPRESENTATION. Members shall not make any statements, orally or in writing, that misrepresent

          a.   the services that they or their firms are capable of performing;

          b.   their qualifications or the qualifications of their firm;

          c.   the member's academic or professional credentials.

          Members shall not make or imply, orally or in writing, any assurances or guarantees regarding any investment except to communicate accurate information regarding the terms of the investment instrument and the issuer's obligations under the instrument.

     B.7 DISCLOSURE OF CONFLICTS TO CLIENTS AND PROSPECTS. Members shall disclose to their clients and prospects all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to impair the members' ability to make unbiased and objective recommendations.

     B.8 DISCLOSURE OF REFERRAL FEES. Members shall disclose to clients and prospects any consideration or benefit received by the member or delivered to others for the recommendation of any services to the client or prospect.

STANDARD V: RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE PUBLIC

A. PROHIBITION AGAINST USE OF MATERIAL NONPUBLIC INFORMATION. Members who possess material nonpublic information related to the value of a security shall not trade or cause others to trade in that security if such trading would breach a duty or if the information was misappropriated or relates to a tender offer. If members receive material nonpublic information in confidence, they shall not breach that confidence by trading or causing others to trade in securities to which such information relates. Members shall make reasonable efforts to achieve public dissemination of material nonpublic information disclosed in breach of a duty.

B.   PERFORMANCE PRESENTATION.

     1. Members shall not make any statements, orally or in writing, that misrepresent the investment performance that they or their firms have accomplished or can reasonably be expected to achieve.

     2. If members communicate individual or firm performance information directly or indirectly to clients or prospective clients, or in a manner intended to be received by clients or prospective clients, members shall make every reasonable effort to assure that such performance information is a fair, accurate, and complete presentation of such performance.

STANDARDS OF PRACTICE HANDBOOK

Experience has shown that the working investment professional can best understand and apply AIMR's CODE OF ETHICS and Standards of Professional Conduct if they are accompanied by practical illustrations describing application of individual standards. The STANDARDS OF PRACTICE HANDBOOK was developed with this type of illustration in mind. The Eighth Edition of the STANDARDS OF PRACTICE HANDBOOK contains detailed analysis of the Standards, as well as three typical studies on fiduciary duty, insider trading, and personal investing. The 8th edition of the HANDBOOK can be obtained from PBD. To order your copy for $30, call PDB at 800-789-AIMR (outside the U.S. call 770-442-8633, ext. 298), fax your order to 770-442-9742, or e-mail your order to AIMRPUB@PBD.COM.

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
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Information Central                 Search             Site Map             CFA Candidate Services             Member Services

1998 Association for Investment Management and Research
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This file was last modified on: Thursday, February 17, 2000